Independent auditors' consent
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The board and shareholders IDS Global Series, Inc.:
    IDS Emerging Markets Fund
    IDS Global Bond Fund
    IDS Global Growth Fund
    IDS Innovations Fund
    IDS Global Balanced Fund

The board of trustees and unitholders World Trust:
    Emerging Markets Portfolio
    World Income Portfolio
    World Growth Portfolio
    World Technologies Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP
Minneapolis, Minnesota
December    , 1997